                                                                   Exhibit 21.1


                              SUBSIDIARIES OF VIATEL, INC.
                              ----------------------------

                                                       Jurisdiction of              Percentage
                                                       Incorporation                Outstanding
                                                       Or Organization/             Owned by
Name of Subsidiary                                     Foreign Qualifications       Viatel, Inc.
------------------                                     ----------------------       ------------

Viatel, Inc.                                           DE (Foreign                  -
                                                       qualifications in
                                                       CT, NE, NJ)
Viatel Acquisition Corp.                               Delaware                     100%(100)
Viatel Argentina Holdings, Inc.                        Delaware                     100%(100)
Viatel Argentina Management, Inc.                      Delaware                     100%(100)
Viatel Brazil Holdings, Inc.                           Delaware                     100%(100)
Viatel Brazil Management, Inc.                         Delaware                     100%(100)
Viatel Circe Cable System, Limited                     Delaware                     100%(100)
Viatel Colombia Holdings, Inc.                         Delaware                     100%(100)
Viatel Colombia Management, Inc.                       Delaware                     100%(100)
Viatel Development Company                             Delaware                     100%(100)
Viatel Finance Company L.L.C.                          Delaware                     100%(100)
Viatel Finland, Inc.                                   Delaware                     100%(100)
Viatel Global Communications, Ltd.                     Delaware                     100%(100)
Viatel Nebraska, Inc.                                  Delaware                     100%(100)
Viatel New Jersey, Inc.                                DE, NJ                       100%(100)
Viatel Sales U.S.A., Inc.                              DE, IN, CA, IL, CO           100%(100)
Viatel Sweden, Inc.                                    Delaware                     100%(100)
Viatel Maryland, Inc.                                  Maryland                     100%(100)
Viatel Virginia, Inc.                                  Virginia                     100%(100)
YYC Communications, Inc.                               DE, NY                       100%(1)
Viaphone NV/SA                                         Belgium                      2,499 shares/1 share
Viatel Belgium NV/SA                                   Belgium                      100%
Viacol Ltda.                                           Colombia                     100%
Viatel Austria, Ltd.                                   UK                           100%(100)
Viatel Network Managed Services Limited                UK                           80%
Viatel (I) Limited                                     UK                           1 share
Viatel Belgium Limited                                 UK                           1 share
Viatel Spain Limited                                   UK                           1 share
Viatel U.K. Limited                                    UK                           2 shares
Viatel UK Holding Ltd. (formerly Viatel Staines Ltd)   UK                           2 shares
Viatel Operations, S.A.                                France                       99.76%
Viatel S.A.                                            France                       99.76%
VPN S.A.R.L.                                           France                       99.8%
Viatel Communications GmbH                             Germany                      2 shares
 (formerly Viaphone GmbH)
Viatel GmbH                                            Germany                      100%
Viatel Global Communications S.p.A. (formerly          Italy                        99%
 Viaphone S.R.L.).                                                                   1%
Viatel S.R.L.                                          Italy                        95%/5%
Strijk B.V.                                            Netherlands                  -
Viafoperations Communications B.V.                     Netherlands                  99%
Viatel Global Communications B.V.                      Netherlands                  99%
Viafon Dat Iberica, S.A.                               Spain                        95%*
Viatel Global Communications Espana S.A.               Spain                        95%*
Viaphone AG                                            Switzerland                  95%
Viatel AG                                              Switzerland                  95%

*Capital stock is not currently fully paid; an audit has been performed and additional payments will be made.


                                                      S-1